AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is made this 9th day of August, 2001, by and among MTN Holdings, Inc., a publicly-held, fully reporting corporation incorporated in Nevada ("MTN"), AGIL, Inc, a Delaware corporation ("AGIL"), and the persons listed in Exhibit A hereof who are the owners of record of all of the issued and outstanding shares of AGIL who will execute and deliver this Agreement (the "AGIL Stockholders") based on the following:

                                    RECITALS

         MTN wishes to acquire all of the issued and outstanding shares of common stock, par value, $0.01 per share of AGIL (the "AGIL Common Stock"), in exchange for the common stock, par value $0.001 per share (the "MTN Common Stock") of MTN, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt. However, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

                                    AGREEMENT

         Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and legal adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I

                                EXCHANGE OF STOCK

            1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the AGIL Stockholders shall assign, transfer, and deliver to MTN, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all of the issued and outstanding shares of AGIL Common Stock (the "AGIL Shares") held by AGIL Stockholders which represent all of the outstanding shares of AGIL Common Stock, and MTN agrees to acquire the AGIL Shares on such date by issuing and delivering in exchange therefor an aggregate of 10,707,000 restricted shares (the "Shares") of MTN Common Stock. The Shares shall be issued pro rata based on the number of AGIL Shares held and as set forth opposite such AGIL Stockholder's respective name in Exhibit A-1. The Shares shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the MTN Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

                  (a) Additional Shares. On the Closing Date, there shall also be issued: 300,000 shares of MTN Common Stock to Capital Holdings, LLC ("Capital Holdings") and 250,000 shares of MTN Common Stock to Pacific Management Services, Inc. ("Pacific Management"), all of which shall carry rights of registration, requiring MTN or its successor to file with the SEC a registration statement to register the resale of said shares, no later than February 20, 2002, pursuant to that certain Registration Rights Agreement dated as of the date hereof by and among MTN, Capital Holdings and Pacific Management (the "Registration Rights Agreement").

         1.02 Delivery of Stock Certificates by AGIL Stockholders. The transfer of the AGIL Shares by the AGIL Stockholders shall be effected by the delivery to MTN at the Closing (set forth in Section 1.05 hereof) of certificates representing the AGIL Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the AGIL Stockholders' expense.

         1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, MTN will own all of the issued and outstanding shares of AGIL Common Stock and AGIL will be a wholly-owned subsidiary of MTN operating under the name AGIL, Inc. or such other name selected by the stockholders and management of AGIL.

         1.04 Further Assurances. At the Closing and from time to time thereafter, the AGIL Stockholders shall execute such additional instruments and take such other action as MTN may reasonably request, without undue cost to the AGIL Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the AGIL Shares to MTN .

         1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before July 27, 2001, or on another date to be agreed to in writing by the parties (the "Closing Date"). This Agreement may be consummated at any time following approval by a majority of the shareholders of MTN Common Stock as set forth in Section 4.01 hereof and the AGIL Stockholders as set forth in Section 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

         1.06     Closing Events.
                  --------------

                  (a) MTN Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, MTN shall deliver to AGIL at Closing all the following:

                           (i) A certificate of good standing from the
                  Department of Commerce of the State of Nevada, issued as of a date within ten days prior to the Closing Date, certifying that MTN is in good standing as a corporation in the State of Nevada;

                           (ii) Incumbency and specimen signature certificates
                  dated the Closing Date with respect to the officers of MTN executing this Agreement and any other document delivered pursuant hereto on behalf of MTN ;

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                           (iii) Copies of the resolutions/consents of MTN's
                  board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of MTN as of the Closing Date;

                           (iv) The certificate contemplated by Section 4.02,
                  duly executed by the chief executive officer of MTN;

                           (v) The certificate contemplated by Section 4.03,
                  dated the Closing Date, signed by the chief executive officer of MTN; and

                           (vii) Certificates representing 10,707,000 shares of
                  MTN Common Stock in the names of the AGIL Stockholders and in the amounts set forth in Exhibit "B"; and

         In addition to the above deliveries, MTN shall take all steps and actions as AGIL and AGIL Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                  (b) AGIL Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, AGIL and/or the AGIL Stockholder's shall deliver to MTN at Closing all the following:

                           (i) A certificate of good standing from the Secretary
                  of State of the State of Delaware, issued as of a date within ten days prior to the Closing Date certifying that AGIL is in good standing as corporation in the State of Delaware;

                           (ii) Incumbency and specimen signature certificates
                  dated the Closing Date with respect to the officers of AGIL executing this Agreement and any other document delivered pursuant hereto on behalf of AGIL;

                           (iii) Copies of resolutions/consents of the board of
                  directors and the stockholders of AGIL authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of AGIL as of the Closing Date;

                           (iv) The certificate contemplated by Section 5.02,
                  executed by an authorized officer of AGIL; and

                           (v) The certificate contemplated by Section 5.03,
                  dated the Closing Date, signed by an authorized officer of AGIL.

         In addition to the above deliveries, AGIL shall take all steps and actions as MTN may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

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

                                   ARTICLE II
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF MTN

         As an inducement to, and to obtain the reliance of AGIL, Capital Holdings, Pacific Management and MTN jointly and severally represent and warrant as follows:

         2.01     Organization.
                  ------------

                  (a) MTN is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MTN's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

         2.02 Approval of Agreement. MTN has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of MTN has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby subject to the approval of the MTN shareholders and compliance with state and federal corporate and securities laws.

         2.03 Transfer of Title. MTN shall transfer title in and to the Shares to AGIL free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

                  (a) MTN's Title to Shares; No Liens or Preemptive Rights; Valid Issuance. MTN has and at the Closing will have full and valid title and control of the Shares purchased; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to AGIL; and on delivery to AGIL of the Shares, all of the Shares will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of MTN. Such Shares will be legally and validly issued in material compliance with all applicable U.S. federal and state securities laws, and will be fully paid and non-assessable shares of MTN's Common Stock; and the Shares have all been issued under duly authorized resolutions of the Board of Directors of MTN. At the Closing, MTN shall deliver to AGIL certificates representing the Shares purchased subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

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         2.04 Capitalization. The authorized capitalization of MTN consists of
50,000,000 shares of common stock, $0.001 par value, of which approximately 640,000 shares, including 176,602 shares post-split, approximately 60,000 shares required to be issued so that no shareholder who holds in excess of 100 shares pre-split holds less than 100 shares post-split, and 400,000 shares registered under Form S-8, shall be issued and outstanding, prior to issuance and cancellation of shares as set forth in Section 1.01 of this Agreement. All issued and outstanding shares of MTN are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of MTN. As of the date hereof and at Closing, (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of MTN, or arrangements by which MTN is or may become bound to issue additional shares of capital stock of MTN, and (ii) with the exception of the Registration Rights Agreement, there are no agreements or arrangements under which MTN is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the "Securities Act") and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by MTN (or in MTN's articles of incorporation or by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. MTN has furnished to AGIL true and correct copies of MTN's articles of incorporation and by-laws.

         2.05     Financial Statements.
                  --------------------

                  (a) Included in Schedule 2.05 or otherwise available from EDGAR through the SEC's website, www.sec.gov, are the audited balance sheet of MTN as of June 30, 2000 (the "Balance Sheet Date"), and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended June 30, 2000 and 1999, including the notes thereto, and the accompanying report of the company's independent certified public accountant.

                  (b) The financial statements of MTN delivered pursuant to
         Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The MTN financial statements present fairly, in all material respects, as of their respective dates, the financial position of MTN. MTN did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of MTN in accordance with generally accepted accounting principles.

                  (c) MTN has filed or will file as of the Closing Date its tax returns required to be filed for its two most recent fiscal years. All such returns and reports are accurate and correct in all material respect. To the best of MTN's knowledge, it is not liable for any income, sales, withholding, real or personal property taxes to any governmental agencies

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

         whatsoever. MTN has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for, or applicable to, the period ended on the Balance Sheet Date, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which MTN may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of MTN, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of MTN, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. MTN has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on MTN, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of MTN.

         2.06 Information. The information concerning MTN set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. MTN shall cause the schedules delivered by it pursuant hereto and the instruments delivered to AGIL hereunder to be updated after the date hereof up to and including the Closing Date.

         2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since Balance Sheet Date:

                  (a) There has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of MTN whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of MTN except in the ordinary course of business.

                  (b) MTN has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of MTN; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to

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

         any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) MTN has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent MTN balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of MTN; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) To the best knowledge of MTN, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of MTN.

         2.08 Litigation and Proceedings. MTN is not a party to any material actions, suits, arbitration or legal administrative or other proceedings pending or, to the knowledge of MTN, threatened by or against MTN or adversely affecting MTN or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. MTN does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         2.09 Compliance With Laws and Regulations. MTN has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of MTN or (ii) could not result in the occurrence of any material liability for MTN. To the best knowledge of MTN, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

         2.10 No Governmental Action Required. The execution and delivery by MTN of this

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Agreement does not and will not, and the consummation of the transactions contemplated hereby do not and will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including, but not limited to, the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers ("NASD"), except such actions that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the date of the Closing.

         2.11 Material Agreements (a) MTN is not currently carrying on any business and is not a party to any contract, agreement, lease or order which would subject it to any performance or business obligations or restrictions in the future after the closing of the transactions contemplated by this Agreement.

                  (b) MTN has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

                  (c) MTN has no stockholder contracts or agreements.

                  (d) MTN has no insurance, stock option plans or employee benefit plans whatsoever.

                  (e) MTN is not in default under any contract or any other document.

                  (f) MTN has no written or oral contracts with any third party except with its transfer agent, Atlas Stock Transfer Company.

                  (g) MTN has no outstanding powers of attorney.

                  (h) MTN has all material Permits ("Permits" means all licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties, of, and to carry on the business of MTN); (ii) all such Permits are in full force and effect, and MTN has fulfilled and performed all material obligations with respect to such Permits; (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit, and (iv) MTN has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

                  (i) To MTN's knowledge, no employee or agent of MTN has made any payments of funds of MTN, or received or retained any funds, in each case in violation of any law, rule or regulation or of a character required to be disclosed by MTN in any of the Commission Reports.

                  (j) There are no outstanding judgments or UCC financing instruments or UCC security interests filed against MTN or any of its properties.

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

                  (k) MTN has no debt, loan, or obligations of any kind, to any of its directors, officers, stockholders, or employees, which will not be satisfied at the initial Closing.

                  (l) MTN does not have and will not have any assets at the time of Closing other than cash, as disclosed in its audited financial statements. MTN does not own any real estate or any interests in real estate. MTN does not own any patents, copyrights, or trademarks. MTN does not license the intellectual property of others nor owe fees or royalties on the same.

         2.12 Material Contract Defaults. MTN is not, and the execution of this Agreement will not result in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of MTN, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which MTN has not taken adequate steps to prevent such a default from occurring.

         2.13 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any ten-n or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which MTN is a party or to which any of its properties or operations are subject.

         2.14 OTC Listing. MTN is currently listed on the OTC Electronic Bulletin Board under the trading symbol "MTNO". MTN is not in default with respect to any listing requirements of the NASD.

         2.15 Corporate Documents Effective. The articles of incorporation, as amended, and the bylaws of MTN, as provided to AGIL are, or will at the Closing be, in full force and effect and all actions of the Board of Directors or stockholders required to accomplish same have, or will at the Closing have been, taken.

         2.16 Prior Offerings. The issuances by MTN of shares of Common Stock in past transactions have been legally and validly effected, and all of such shares of Common Stock are fully paid and non-assessable. To the best knowledge of the officers and directors of MTN, all of the offerings of the MTN's Common Stock were conducted in strict accordance with the requirements of Regulation D, Rules 504 and 506, as applicable, in full compliance with the requirements of the Securities Act and in full compliance with and according to the requirements of the Nevada General Corporate Law and the Company's articles of incorporation and bylaws. Other than the three issuances of stock previously disclosed to AGIL in the amounts of 84,062; 1,500,000; and 7,800,000 shares (pre-split), no other shares have been issued by MTN during the last three years.

         2.17 Due Diligence Materials. The information heretofore furnished by MTN to AGIL for purposes of or in connection with this Agreement or any transaction contemplated hereby

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

does not, and all such information hereafter furnished by MTN to AGIL will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         2.18 Not a Voting Trust: No Proxies. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, MTN is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Shares.

         2.19 Subsidiary. MTN does not own, beneficially or of record, any equity securities in any other entity. MTN does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission,

         2.20 MTN Schedules. MTN has delivered to AGIL the following schedules, which are collectively referred to as the "MTN Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of MTN as complete, true, and accurate:

                  (a) A schedule including copies of the articles of incorporation and bylaws of MTN in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the board of directors of MTN approving this Agreement and the transactions herein contemplated;

                  (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of MTN since the Balance Sheet Date, required to be provided pursuant to Section 2.05 hereof,

                  (d) A schedule setting forth the financial statements required pursuant to Section 2.05(a) hereof, and

                  (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the MTN Schedules by Sections 2.01 through 2.19.

         MTN shall cause the MTN Schedules and the instruments delivered to AGIL hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated MTN Schedules, certified in the same manner as the original MTN Schedules, shall be delivered prior to and as a condition precedent to the obligation of AGIL to close.

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                                   ARTICLE III
               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AGIL

         As an inducement to, and to obtain the reliance of MTN, AGIL represents and warrants as follows:

         3.01 Organization. AGIL is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of AGIL. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of AGIL's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

         3.02 Approval of Agreement. AGIL has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of AGIL have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the AGIL Stockholders and compliance with state and federal corporate and securities laws.

         3.03 Capitalization. The authorized capitalization of AGIL consists of 1,000 shares of Common stock, par value $0.01 per share, of which as of the date hereof 100 shares of Common Stock is issued and outstanding to LITO LLC, the stockholder of AGIL. All issued and outstanding shares of Common Stock of AGIL are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other rights of any other person. All stockholders of AGIL are "accredited investors" and have supplied written representations to AGIL of such accredited status. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of AGIL.

         3.04     Financial Statements.
                  --------------------

                  (a) The assets of Dvir & Stoler Enterprises, Inc. ("D&S") shall be acquired by AGIL within thirty (30) days after the Closing Date. In addition, AGIL agrees that its audit required for the 8-K filing required by this acquisition, shall be completed within sixty
         (60) days after the acquisition of D&S.

                  (b) The principals of D&S have represented to AGIL that the unaudited financial statements delivered pursuant to this Section 3.04 present fairly, as of their respective dates, the financial position of Dvir & Stoler Enterprises, Inc.

         3.05 Outstanding Warrants and Options. AGIL has no issued options, calls, or commitments of any nature relating to authorized and unissued shares of AGIL Common Stock. Following the closing of this Agreement, AGIL may issue any warrants or options as it deems fit.

         3.06 Due Diligence. AGIL shall have delivered to MTN, no later than July 15, 2001, the due diligence requested by MTN. The information concerning AGIL set forth in this Agreement and in the schedules delivered by AGIL pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. AGIL shall cause the schedules delivered by AGIL pursuant hereto to MTN hereunder to be updated after the date hereof up to and including the Closing Date.

         3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent AGIL balance sheet described in
Section 3.04 and included in the information referred to in Section 3.06:

                  (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of AGIL or (ii) any damage, destruction, or loss to AGIL materially and adversely affecting the business, operations, properties, assets, or conditions of AGIL.

                  (b) AGIL has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of AGIL; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

                  (c) AGIL has not (i) granted or agreed to grant any options, warrants, or other rights for its capital stock, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent AGIL balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of AGIL; or (vi) issued, delivered, or agreed to issue or deliver any shares of capital stock, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) To the best knowledge of AGIL, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of AGIL.

         3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent AGIL balance sheet and the notes thereto, AGIL has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, including, but not limited to the AGIL technology, intellectual property, computer software, and assets, which are reflected in the most recent AGIL balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of AGIL, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of AGIL as now being conducted or as contemplated.

         3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of AGIL, threatened by or against AGIL or adversely affecting AGIL, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. AGIL does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         3.10 Material Contract Defaults. AGIL is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of AGIL, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which AGIL has not taken adequate steps to prevent such a default from occurring.

         3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust. or other material contract, agreement, or instrument to which AGIL is a party or to which any of its properties or operations are subject.

         3.12 Governmental Authorizations. AGIL has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, Any court or other governmental body is required in connection with the execution and delivery by AGIL of this Agreement and the consummation by AGIL of the transactions contemplated hereby.

         3.13 Compliance With Laws and Relations. AGIL has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of AGIL or except to the extent that noncompliance would not result in the occurrence of any material liability for AGIL. To the best knowledge of AGIL, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

         3.14 Subsidiary. AGIL does not own, beneficially or of record, any equity securities in any other entity. AGIL does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

         3.15 AGIL Schedules. AGIL has delivered to MTN the following schedules, which are collectively referred to as the "AGIL Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and MTN as of such date, all certified by the chief executive officer of AGIL as complete, true, and accurate:

                  (a) A schedule including copies of the articles of incorporation and bylaws of AGIL and all amendments thereto in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the board of directors of AGIL approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

                  (c) A schedule setting forth the financial statements required pursuant to Section 3.04 hereof, and

                  (d) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the AGIL Schedules by Sections 3.01 through 3.14.

AGIL shall cause the AGIL Schedules and the instruments delivered to MTN hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated AGIL Schedules, certified in the same manner as the original AGIL Schedules, shall be delivered prior to and as a condition precedent to the obligation of MTN to close.

                                   ARTICLE IV
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF AGIL

         The obligations of AGIL under this Agreement are subject to the following conditions:

         4.01     Shareholder Approval.
                  --------------------

         (a) MTN shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of AGIL through the issuance of the Shares for the AGIL Shares, and the change of name of MTN to "AGIL, Inc." or such other derivation thereof as may be agreed to by the stockholders and board of directors of AGIL.

         (b) AGIL shall call and hold a meeting of its stockholders, or obtain the written consent of a majority of its stockholders, to approve the transactions contemplated by this Agreement including the exchange of the Shares for the AGIL Shares.

         4.02 Accuracy of Representations. The representations and warranties made by MTN in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and MTN shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by MTN prior to or at the Closing. AGIL shall be furnished with certificates, signed by duly authorized officers of MTN and dated the Closing Date, to the foregoing effect.

         4.03 Officer's Certificates. AGIL shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of MTN to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of MTN threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and MTN's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

                  (a) This Agreement has been duly approved by MTN's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of MTN by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of MTN pursuant to a unanimous consent;

                  (b) There have been no material adverse changes in MTN up to and including the date of the certificate;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by MTN;

                  (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by MTN have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against MTN, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of MTN, the operation of MTN, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which MTN is bound or in any way contests the existence of MTN.

         4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of MTN, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of MTN.

         4.05 Good Standings. AGIL shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that MTN is in good standing as a corporation in the State of Nevada.

         4.06 Other Items. AGIL shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as AGIL may reasonably request.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF MTN

         The obligations of MTN under this Agreement are subject to the following conditions:

         5.01     Stockholder Approval.
                  --------------------

         (a) AGIL shall call and hold a meeting of its stockholders, or obtain the written consent of a majority of its stockholders, to approve the transactions contemplated by this Agreement including the exchange of the Shares for the AGIL Shares.

         (b) MTN shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of AGIL through the issuance of the Shares for the AGIL Shares, and the change of name of MTN to "AGIL, Inc." or such other derivation thereof as may be agreed to by the stockholders and board of directors of AGIL.

         5.02 Accuracy of Representations. The representations and warranties made by AGIL and the AGIL Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and AGIL shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by AGIL prior to or at the Closing. MTN shall be furnished with a certificate, signed by a duly authorized officer of AGIL and dated the Closing Date, to the foregoing effect.

         5.03 Officer's Certificates. MTN shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of AGIL to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of AGIL, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and AGIL's own documents, the certificate shall represent, to the best knowledge of the officer, that:

                  (a) This agreement has been duly approved by AGIL's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of AGIL by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of AGIL pursuant to a unanimous consent of board of directors and a majority vote of its stockholders.

                  (b) Except as provided or permitted herein, there have been no material adverse changes in AGIL up to and including the date of the certificate.

                  (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by AGIL have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

                  (d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against AGIL, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of AGIL, the operation of AGIL, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which AGIL is bound or would in any way contest the existence of AGIL.

         5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of AGIL, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of AGIL.

         5.05 Good Standing. MTN shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that AGIL is in good standing as a corporation in the State of Delaware.

         5.06 Ownership Documentation. MTN shall have received documentation verifying that all rights, title and interest in and to the trade names, technology, software, intellectual property, manufacturing equipment, inventory and assets related to the AGIL products and technology shall be free and clear of any and all liens, encumbrances, royalties and claims prior to Closing, other than those documents in the schedules or financials delivered to MTN.

         5.07 Other Items. MTN shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as MTN may reasonably request.


                                   ARTICLE VI
                                SPECIAL COVENANTS

         6.01     Activities of MTN and AGIL

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by MTN and AGIL pursuant hereto or as permitted or contemplated by this Agreement, MTN and AGIL will each:

                           (i) Use its best efforts to preserve intact the
                  current status of MTN and the trading capacity of MTN as a NASD Bulletin Board Company;

                           (ii) Carry on its business in substantially the same
                  manner as it has heretofore;

                           (iii) Maintain in full force and effect insurance
                  comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) Perform in all material respects all of its
                  obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (v) Use its best efforts to maintain and preserve it
                  business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                           (vi) Duly and timely file for all taxable periods
                  ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

                           (vii) Fully comply with and perform in all material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From the date of this Agreement until the Closing Date, MTN and AGIL will not:

                           (i) Make any change or amend in its articles of
                  incorporation or bylaws, or issue any further shares, stock options, warrants or other rights or interests in the MTN Common Stock and AGIL Common stock without the express written consent of the other party;

                           (ii) Amend any material contract, agreement, or other
                  instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business or enter into any contract, written or oral, or business transaction merger or business combination, or incur any debts, loan, or obligations without the express written consent of the other party;

                           (iii) Enter into any agreement for the sale of AGIL
                  or MTN securities without the prior approval of the other party;

                           (iv) Issue or cause to be issued any press
                  announcements or news releases other than those required by law;

                           (vi) Encumber or mortgage any right or interest in
                  the securities of MTN or AGIL, and will not transfer any such rights or interests to any third party whatsoever; and

                           (vii) Institute any bonus, benefit, profit sharing,
                  stock option, pension retirement plan or similar arrangement.

         6.02 Access to Properties and Records. Until the Closing Date, AGIL and MTN will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of AGIL or MTN and will furnish the other party with such additional financial and other information as to the business and properties of AGIL or MTN as each party shall from time to time reasonably request.

         6.03 Indemnification by AGIL. AGIL will indemnify and hold harmless MTN and its directors and officers, and each person, if any, who controls MTN within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities

Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by AGIL expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of MTN and shall survive the consummation of the transactions contemplated by this Agreement for a period of one (1) year. This indemnity agreement does not cover any acts of MTN, its management, employees, or agents, prior to the date of this Agreement.

         6.04 Indemnification by MTN, Capital Holdings and Pacific Management. MTN, Capital Holdings and Pacific Management will indemnify and hold harmless AGIL, the AGIL Stockholders, AGIL's directors and officers, and each person, if any, who controls AGIL within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by MTN expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of AGIL and shall survive the consummation of the transactions contemplated by this Agreement for a period of one (1) year.

         6.05 The Acquisition of MTN Common Stock. MTN and AGIL understand and agree that the consummation of this Agreement including the issuance of the MTN Common Stock to AGIL in exchange for the AGIL Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. MTN and AGIL agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

                  (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

                           (i) The AGIL Stockholders acknowledge that neither
                  the Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring MTN Common Stock, and that this transaction involves certain risks.

                           (ii) The AGIL Stockholders have received and read the
                  Agreement and understand the risks related to the consummation of the transactions herein contemplated.

                           (iii) AGIL Stockholders have such knowledge and
                  experience in business and financial matters that they are capable of evaluating each business.

                           (iv) The AGIL Stockholders have been provided with
                  copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

                           (v) All information which the AGIL Stockholders have
                  provided to MTN or their representatives concerning their suitability and intent to hold shares in MTN following the transactions contemplated hereby is complete, accurate, and correct.

                           (vi) The AGIL Stockholders have not offered or sold
                  any securities of MTN or interest in this Agreement and have no present intention of dividing the MTN Common Stock or AGIL Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

                           (vii) The AGIL Stockholders understand that the MTN
                  Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject MTN Common Stock may, under certain circumstances, be inconsistent with this exemption and may make AGIL or MTN an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject MTN Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding tire issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the MTN Common Stock is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

                           (viii) The AGIL Stockholders acknowledge that the
                  shares of MTN Common Stock, must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Other than as set forth herein, MTN is not under any obligation to register the MTN Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such MTN Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. MTN is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before AGIL Stockholders can sell, transfer, or otherwise dispose of such MTN Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, MTN' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the MTN Common Stock held by AGIL Stockholders and the certificates representing the MTN Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                           (ix) Subject to compliance with federal and state
                  securities laws, MTN
                  may refuse to register further transfers or resales of the MTN Common Stock in the absence of compliance with rule 144 unless the AGIL Stockholders furnish MTN with an opinion of counsel reasonably acceptable to MTN stating that the transfer is proper. Further, unless such opinion states that the shares of MTN Common Stock are free of any restrictions under the Securities Act, MTN may refuse to transfer the securities to any transferee who does not furnish in writing to MTN the same representations and agree to the same conditions with respect to such MTN Common Stock as set forth herein. MTN may also refuse to transfer the MTN Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

                  (b) In connection with the transaction contemplated by this Agreement, AGIL and MTN shall each file, with the assistance of the other and their respective legal counsel, such notices. applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the AGIL Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (c) In order to more fully document reliance on the exemptions as provided herein, AGIL, the AGIL Stockholders, and MTN shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as MTN or AGIL and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

                  (d) The AGIL Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

         6.06 MTN Liabilities. Immediately prior to the Closing Date, MTN shall have no material assets and no liabilities in excess of $500, and all expenses related to this Agreement or otherwise shall have been paid.

         6.07 Securities Filings. MTN shall be responsible for the preparation of a Form 8-K filing with the Securities and Exchange Commission and AGIL shall be responsible for a filing of consolidated audited financials in a separate 8-K filing within sixty (60) days after the acquisition of D&S, and will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

         6.08     Sales of Securities Under Rule 144, If Applicable.
                  -------------------------------------------------

                  (a) MTN will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to tune amended.

                  (b) Upon being informed in writing by any person holding restricted stock of MTN as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), MTN will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

                  (c) If any certificate representing any such restricted stock is presented to MTN's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to MTN and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, MTN will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144. As the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

                  (d) The shareholders of MTN as of the date of this Agreement, as well as those receiving MTN Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

         6.09 New Board of Directors and Officers. At the time of closing, the current board of directors and officers of MTN shall resign and in their place nominees of AGIL shall be appointed.

         6.10 Capitalization. For a period of twenty-four months from the Closing Date, the 550,000 shares to be issued as set forth in paragraph 1.01(a) shall be non-dilutable by a reverse stock split, without the majority vote or written majority consent of at least 50.01% of said 550,000 shares, which vote or consent shall not be unreasonably withheld.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Brokers. Except as provided herein, MTN and AGIL agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those previously disclosed. Further, MTN and AGIL each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

         7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

         7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

         7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by email, facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, to such addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier. For purposes of giving notice, the addresses of the parties shall be:

         If to MTN to:

                           MTN Holdings, Inc.
                           c/o Michael L. Labertew
                           4685 South Highland Drive #202A
                           Salt Lake City, Utah 84117

         If to Capital Holdings, LLC to:

                           Capital Holdings, LLC
                           5882 South 900 East
                           Suite 202
                           Salt Lake City, UT 84117
                           Attn:  John Chymboryk
                                  Kip Eardley

         with a copy to:

                           Michael L. Labertew
                           4685 South Highland Drive #202A
                           Salt Lake City, Utah 84117

         If to Pacific Management Services, Inc. to:

                           Pacific Management Services, Inc.
                           4685 South Highland Drive #202A
                           Salt Lake City, UT 84117
                           Attn:    Nick Julian

         with a copy to:

                           Michael L. Labertew
                           4685 South Highland Drive #202A
                           Salt Lake City, Utah 84117

         If to AGIL to:

                           AGIL, Inc.
                           c/o Mitchell S. Nussbaum
                           Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY 10174

         with a copy to:

                           Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY 10174
                           Attn:  Mitchell S. Nussbaum, Esq.

         7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by MTN or AGIL such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

         7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         7.08 Survival, Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years from the Closing Date, unless otherwise provided herein.

         7.09 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

         7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

MTN Holdings, Inc.                          AGIL, Inc.
a Nevada corporation                        a Delaware corporation


By:_________________________________        By:_________________________________
   Name:                                       Name:
   Title:                                      Title:


Capital Holdings, LLC                       Pacific Management Services, Inc.
a _____________ limited liability company   a _____________ corporation


By:_________________________________        By:_________________________________
   Name:                                       Name:
   Title:                                      Title:

STATE OF UTAH              )
                                    ss.
COUNTY OF SALT LAKE        )

         On this ____ day of August, 2001, personally appeared before me ____, whose identity is personally known to me and who by me duly sworn, did say that he is the President of MTN Holdings, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and he acknowledged to me that said corporation executed the same.

         -----------------------------------
         NOTARY PUBLIC

STATE OF UTAH              )
                                    ss.
COUNTY OF SALT LAKE        )

         On this ____ day of August , 2001, personally appeared before me ____, whose identity is personally known to me and who by me duly sworn, did say that he is the __________of Pacific Management Services, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and he acknowledged to me that said corporation executed the same.

         -----------------------------------
         NOTARY PUBLIC

STATE OF UTAH              )
                                    ss.
COUNTY OF SALT LAKE        )

         On this ____ day of August, 2001, personally appeared before me ____, whose identity is personally known to me and who by me duly sworn, did say that he is the Managing Member of Capital Holdings, LLC and that said document was signed by him of behalf of said limited liability company by authority of its operating agreement, and he acknowledged to me that said limited liability company executed the same.

         -----------------------------------
         NOTARY PUBLIC

STATE OF NEW YORK )
                                    ss.
COUNTY OF____________      )

         On this ____ day of August, 2001 personally appeared before me ______, whose identity is personally known to me and who by me duly sworn, did say that he is the President of AGIL, Inc. and that said document was signed by him on behalf of said corporation by authority of its bylaws, and said acknowledged to me that said corporation executed the same.

         -----------------------------------
         NOTARY PUBLIC

                                    EXHIBIT A

                                   AGIL, INC.
                              LIST OF STOCKHOLDERS

                               Number of
                               ---------
                               Shares               Number of MTN
                               ------               -------------
                               Received             Shares to be
                               --------             ------------
Name of Stockholder            Owned                in Exchange
-------------------            -----                -----------

LITO, LLC                      100